Exhibit 10.43

Name of Employee: Phillip B. Douglas

LCI HOLDING COMPANY, INC.

2005 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

LCI Holding Company, Inc.

c/o LifeCare Management Services, LLC

5340 Legacy Drive, Suite 150

Plano, TX 75024

Ladies and Gentlemen:

The undersigned acknowledges receipt of a copy of the LCI Holding Company, Inc. 2005 Equity Incentive Plan (the “Plan”). Pursuant to the Plan and in consideration of services that the undersigned has rendered, LCI Holding Company, Inc. (the “Company”) hereby awards (the “Award”) the undersigned 100,000 shares of common stock, $.01 par value per share (the “Stock”) as of March 3, 2011 (the “date of grant”), of the Company, subject to certain conditions set forth below and in the Plan. All terms used in this Agreement shall have the same meaning as in the Plan, except as otherwise expressly provided. The term “vest” as used in this Agreement means the lapsing of the restrictions that are described in this Agreement and in the Plan with respect to shares of Stock that are the subject of the Award.

In consideration of the Company’s execution and delivery of this Restricted Stock Award Agreement and transferring to the undersigned the shares of Stock provided for herein, the undersigned hereby agrees with the Company as follows:

1. If certificates for the shares awarded hereunder are issued, the Company will hold the certificates for any unvested shares. The undersigned is executing and delivering to the Company blank stock powers to be used in the event of forfeiture. If unvested shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions of this Agreement.

2. The shares of Stock subject to the Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan, which is incorporated herein by reference with the same effect as if set forth herein in full.

3. In the event of the Termination of Employment of the undersigned for any reason other than death, termination by the Company without Cause, or disability (as hereinafter defined), the Stock acquired hereunder, less any shares that have previously vested, shall be immediately forfeited to the Company. In the event of the Termination of Employment as a result of the death or disability of the undersigned, the Stock acquired hereunder that is not then vested shall thereafter be deemed to be fully vested for all purposes of this Award. The undersigned hereby (i) irrevocably authorizes the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested shares of Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested shares of Stock that are forfeited hereunder. For purposes of this Agreement, “disability” shall mean a disability as determined (subject to such additional rules as the Committee may prescribe) in accordance with the long term disability plan of the Company and its subsidiaries covering the undersigned or, if there is no such plan, in accordance with a determination of disability by the Social Security Administration.

4. The shares acquired hereunder shall vest in accordance with the provisions of this Paragraph 4 and applicable provisions of the Plan, as follows:

# Of Shares	Dates of Vesting
33,333	March 24, 2010
33,333	March 24, 2011
33,334	March 24, 2012

provided in each case that the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries. In the event of a Liquidity Event of the Company (as defined in the Plan), all shares acquired hereunder that have not previously been forfeited shall immediately vest, provided that the undersigned is then employed by the Company or its subsidiaries.

5. Except as the Company may otherwise agree with the undersigned with respect to the Stock, if there is a Termination of Employment of the undersigned on or prior to March 24, 2011, the Company or the Investors shall have the right to purchase all or any portion of the Stock held by such holder or originally issued to such holder pursuant to this Award but held by one or more Permitted Transferees (as defined in the Stockholders Agreement) (collectively, the “Stockholder Call Group”) that is not forfeited pursuant to the terms of paragraph 3 above on the following terms (the “Call Option”):

(a) Termination of Employment.

(i) Death, Disability, Retirement, Termination other than for Cause or Termination for Good Reason. If such Termination of Employment is (i) the result of the death or disability of the undersigned or the retirement of the undersigned at age 66, (ii) by the Company other than for Cause or (iii) by the undersigned for Good Reason then, in any such event, the Company may purchase all or any portion of the vested Stock held by the undersigned (or Permitted Transferee, if applicable) at a price per share of Stock equal to the Fair Market Value of such share of Stock.

(ii) For Cause. If such Termination of Employment is by the Company for Cause then the Company may purchase all or any portion of the vested Stock held by the undersigned (or Permitted Transferee, if applicable) at a price per share of Stock equal to the par value of such share of Stock.

(iii) Other than for Good Reason. If such Termination of Employment is by the undersigned other than for Good Reason, then the Company may purchase all or any portion of the vested Stock held by the undersigned (or Permitted Transferee, if applicable) at a price per share of Stock equal to the lesser of (i) the Net Book Value of such share of Stock, and (ii) the Fair Market Value of such share of Stock.

(b) Notices; Investors’ Rights, Etc.

(i) Any Call Option may be exercised by the Company by delivery of written notice thereof (the “Call Notice”) to all members of the Stockholder Call Group not later than the 60th day after the Termination of Employment (a “Call Option Exercise Period”). The Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the shares of Stock with respect to which the Call Option is being exercised.

(ii) If the Company does not deliver a Call Notice in accordance with the terms of clause (b)(i) above, the Investors shall have the right to exercise the Call Option by delivering a Call Notice to all members of the Stockholder Call Group not later than the 70th day after the Termination of Employment (a “Call Option Exercise Period”) by following the procedure, and complying with the terms and conditions, set forth in the remainder of this paragraph 5 as if they were the Company.

(c) Payment of Purchase Price. The Company or the Investors shall provide consideration to the undersigned equal to the purchase price set forth in clause (a) above at the closing of any such purchase. Such consideration shall be (i) in cash or (ii) to the extent any such cash payment would constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any agreement for borrowed money to which the Company or any of its subsidiaries are, from time to time, a party, an interest bearing promissory note, which promissory note will be payable when a Liquidity Event or Initial Public Offering (as defined in the Stockholders Agreement) occurs.

(d) Closing. The closing of any purchase of Stock pursuant to this paragraph 5 shall take place as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. At the closing of any purchase of Stock following the exercise of any Call Option, the holders of the Stock to be sold shall deliver to the Company a certificate or certificates representing the Stock to be purchased by the Company or the purchasing Investors duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company or the purchasing Investors shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds or such other consideration, as may be applicable, the purchase price of the Stock being purchased. The delivery of a certificate or certificates for Stock by any Person selling Stock pursuant to any Call Option shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Stock; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Stock as contemplated; (iii) such Stock is free and clear of any and all liens or encumbrances and (iv) there is no Adverse Claim (as defined in the Stockholders Agreement) with respect to such Stock.

(e) Acknowledgment. The undersigned acknowledges and agrees that neither the Company, any Investor nor any Person directly or indirectly affiliated with the Company or any Investor (in each case whether as a partner, director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to the undersigned, and the undersigned shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any Termination of Employment upon the exercise of any Call Option or any purchase of the Stock in accordance with the terms hereof.

(f) For purposes of this Award, the following terms shall have the following meanings:

(i) “Cause” shall have the meaning set forth in the Plan unless the undersigned is party to an employment contract with the Company, in which case “Cause” shall have the meaning set forth in such employment contract with the Company.

(ii) “Fair Market Value” shall mean, as to each share of Stock as to which the same is to be calculated, the Board’s good faith determination of the fair market value of such share of Stock as of the applicable reference date.

(iii) “Good Reason” shall have the meaning set forth in the Plan unless the undersigned is party to an employment contract with the Company, in which case “Good Reason” shall have the meaning set forth in such employment contract with the Company.

(iv) “Net Book Value” shall mean, as to each share of Stock as to which the same is to be calculated, the Board’s good faith determination of the net book value of such share of Stock as of the applicable reference date.

(v) “Investors” shall have the meaning ascribed thereto in the Stockholders Agreement.

(vi) “Stockholders Agreement” shall mean the Stockholders Agreement dated as of August 11, 2005, as amended, among the Company, the stockholders of the Company party thereto and the other parties thereto), as the same may be amended from time to time and in effect on the date of determination.

(g) Period. The foregoing provisions of this paragraph 5 shall expire upon the closing of the Initial Public Offering (as defined in the Stockholders Agreement).

6. The undersigned shall be entitled to satisfy any withholding tax obligations by remitting to the Company an amount sufficient to satisfy the withholding requirement, or by having the Company hold back from the Shares to be delivered, or by delivering to the Company shares of its common stock having a value calculated to satisfy the withholding requirement. If the undersigned makes an Internal Revenue Code Section 83(b) election (an “83(b) Election”), the Company shall be entitled to withhold federal, state, local and any other applicable taxes at the time of such 83(b) Election at the maximum rate (or other rate required at the time of such withholding). If the undersigned does not make an 83(b) Election, the Company shall be entitled to withhold federal, state, local and any other applicable taxes at time of vesting of the Stock subject to the Award at the minimum rate (or other rate required at the time of such withholding).

7. Any certificates representing unvested shares shall be held by the Company, and any such certificate (and, to the extent determined by the Company, any other evidence of ownership of unvested shares) shall contain the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS

(INCLUDING FORFEITURE) OF LCI HOLDING COMPANY, INC. 2005 EQUITY INCENTIVE PLAN, THE LCI HOLDING COMPANY, INC. STOCKHOLDERS AGREEMENT AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND LCI HOLDING COMPANY, INC., COPIES OF WHICH ARE ON FILE IN THE OFFICES OF LCI HOLDING COMPANY, INC.

As soon as practicable following the vesting of any such shares the Company shall cause a certificate or certificates covering such shares, without the aforesaid legend, to be issued and delivered to the undersigned, subject to the payment by the undersigned by cash or other means acceptable to the Company of any withholding taxes due in connection with such vesting.

8. The undersigned shall be entitled to any and all dividends or other distributions paid with respect to all shares of Stock acquired hereunder which have not been forfeited or otherwise disposed of and shall be entitled to vote any such shares; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Restricted Stock Award Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited to the Company if and when the associated share is so forfeited.

9. The undersigned understands that once a certificate has been delivered to the undersigned in respect of shares of Stock acquired hereunder which have vested, the undersigned will be free to sell the shares of Stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws and to the Stockholders Agreement.

10. The undersigned expressly acknowledges that the award or vesting of the shares of Stock acquired hereunder will give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that his rights hereunder are subject to his paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Committee so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder) all taxes required to be withheld in connection with such award or vesting.

Very truly yours,

/s/ Phillip B. Douglas
(Signature of Employee)

Dated:

The foregoing Restricted Stock

Award Agreement is hereby accepted:

LCI HOLDING COMPANY, INC.

By:	/s/ Chris A. Walker
Name:	Chris A. Walker
Title:	Chief Financial Officer